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Exhibit 3.1(h)

ARTICLES SUPPLEMENTARY

TO THE

ARTICLES OF INCORPORATION

OF

IMPAC MORTGAGE HOLDINGS, INC.

        Impac Mortgage Holdings, Inc., a corporation organized and existing under the laws of the State of Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

        FIRST: Pursuant to the authority granted to and vested in the Board of Directors of the Corporation (the "Board of Directors") in accordance with Article VI of the charter of the Corporation, including these Articles Supplementary (the "Charter"), the Board of Directors adopted resolutions reclassifying 1,200,000 shares (the "Shares") of Series B 10.5% Cumulative Convertible Preferred Stock, $.01 par value per share (the "Series B Preferred Stock"), as Preferred Stock (as defined in the Charter).

        SECOND: The Shares, as reclassified and redesignated, shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, and terms and conditions of redemption for Preferred Stock as set forth in the Charter.

        THIRD: The Shares have been reclassified by the Board of Directors pursuant to Article VI of the Charter.

        FOURTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

        FIFTH: The undersigned Secretary of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[STATE OF MARYLAND STAMP]

STATE OF MARYLAND

        I hereby certify that this is a true and complete copy of the 3 page document on file in this office. DATED 5/31/01

STATE DEPARTMENT OF ASSESSMENTS AND TAXATION

/s/ Ann Custes, Custodian
This stamp replaces our previous certification system. Effective: 6/95

        IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its President and attested to by its Secretary on this 23 day of January, 2000.

ATTEST:
/s/ Ronald Morrison Ronald Morrison Secretary	By:	/s/ William S. Ashmore William S. Ashmore President	(SEAL)

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  Exhibit 3.1(h)
ARTICLES SUPPLEMENTARY TO THE ARTICLES OF INCORPORATION OF IMPAC MORTGAGE HOLDINGS, INC.